EXHIBIT 99.1

Dynatronics Corporation Schedules Conference Call and Webcast to Provide Business Update and Discuss Second Quarter of Fiscal Year 2022 Results

EAGAN, MN / ACCESSWIRE / January 27, 2022 / Dynatronics Corporation (NASDAQ:DYNT), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today announced that the company will release financial results for its fiscal second quarter period ended December 31, 2021 on Thursday, February 10, 2022 before the market opens.

The company will subsequently hold a conference call and webcast, consisting of prepared remarks by management, a slide presentation, and a question-and-answer session with analysts, at 10:00 AM ET on Thursday, February 10, 2022 to review these fiscal second quarter results.

Interested persons may access the live conference call by dialing 888-506-0062 (U.S./Canada callers) or 973-528-0011 (international callers), using passcode 382753. It is recommended that participants call or login 10 minutes ahead of the scheduled start time to ensure proper connection. An audio replay will be available one hour after the live call until Midnight on February 17, 2022, by dialing 877-481-4010, using passcode 44134.

The live webcast and slide presentation can be accessed on the company’s Investor Relations website under the Events & Presentations tab at https://irdirect.net/DYNT/corporate_document/1982. The webcast will be archived on the website for future viewing.

About Dynatronics Corporation

Dynatronics is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The Company designs, manufactures, and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, hospitals, and consumers. The Company’s products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann™, Physician’s Choice®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

Contact:

Dynatronics Corporation
Investor Relations

Skyler Black
(801) 676-7201
ir@dynatronics.com

Darrow Associates
Jeff Christensen, Managing Director
(703) 297-6917
jchristensen@darrowir.com

For additional information, please visit: www.dynatronics.com

Connect with Dynatronics on LinkedIn

SOURCE: Dynatronics Corporation